The Bank of New York
101 Barclay Street 22nd Floor
New York NY 10286


December 27 2006

Securities  Exchange Commission
450 Fifth Street NW
Washington DC 20549
Attn. Document Control



R
E 	American Depositary Shares
evidenced by the American
Depositary
Receipts of America Movil S.A. de
C.V.
Series L
                                 R
ule 424b3
                                 F
ile No. 333126165





Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act
of 1933 as amended on behalf of The
Bank of
New York as Depositary for
securities against
which American Depositary Receipts
ADRs are
to be issued we attach a copy of
the new
prospectus Prospectus reflecting
the name
change to America Movil S.A.B. de
C.V. from
America Movil S.A. de C.V.

As required by Rule 424e the upper
right hand
corner of the Prospectus cover page
has a
reference to Rule 424b3 and to the
file number
of the registration statement to
which the
Prospectus relates.

Pursuant to Section III B of the
General
Instructions to the Form F6
Registration
Statement the Prospectus consists
of the ADR
certificate for America Movil
S.A.B. de C.V.

The Prospectus has been revised to
reflect the
new name and has been overstamped
with

Effective December 13 2006 the
Companys name changed to America
Movil S.A.B. de C.V.
Please contact me with any
questions or
comments at 212 815 2296.

Sincerely


Edgar Piedra
Vice President
2128152296
epiedra@bankofny.com
675934-1